FOR RELEASE March 4, 2011

Contact: ICR, LLC

Ashley Ammon De Simone

(646) 277-1227

Chindex International to Report Financial Results for the Three and Nine Month Period Ended
December 31, 2010

Bethesda, Maryland – March 4, 2011 - Chindex International, Inc. (“Chindex”) (NASDAQ: CHDX), a leading independent American provider of Western healthcare products and services in the People’s Republic of China, today announced that the Company plans to release financial results for the three and nine month period ended December 31, 2010, on Tuesday, March 15, 2011, after the market closes. Management will host a conference call at 8:00 am ET the following morning, on March 16, 2011, to discuss financial results.

To participate in the conference call, U.S. domestic callers may dial 1-877-303-9231 and international callers may dial 1-760-666-3567 approximately 10 minutes before the conference call is scheduled to begin. A telephone replay will be available from the day of the call until March 30, 2011, by dialing (U.S. domestic) 1-800-642-1687 or (international) 1-706-645-9291, passcode 49209447. A webcast of the earnings call will be accessible via Chindex’s website at http://ir.chindex.com/events.cfm.

In addition, the Company will participate in ROTH’s 23rd Annual OC Growth Stock Conference, to be held March 13-16, 2011 at the Ritz-Carlton Hotel in Laguna Niguel, California. Management is scheduled to present at 1:00-1:30 p.m. PT on Monday, March 14, 2011 and to meet with institutional investors throughout the day.

About Chindex International, Inc.

Chindex is an American health care company providing health care services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics. United Family Healthcare currently operates in Beijing, Shanghai and Guangzhou. The Company also provides medical capital equipment and products through Chindex Medical Ltd., a joint venture company with manufacturing and distribution businesses serving both domestic China and export markets. With thirty years of experience, the Company’s strategy is to continue its growth as a leading integrated health care provider in the Greater China region. Further company information may be found at the Company’s website at http://www.chindex.com.